UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2013

SPX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6948	38-1016240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 752-4400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Compensatory Arrangements of Certain Officers.

On January 2, 2013, SPX Corporation (the “Company”) awarded regular annual grants of Restricted Stock in the amounts set forth below to its current officers who were designated as “named executive officers” in its most recent proxy statement, as well as its current Chief Financial Officer, pursuant to the Forms of Restricted Stock Agreement for Officers attached hereto as exhibits 10.1 and 10.2, respectively.

Awards were split between grants with (1) performance targets tied to the S&P Composite 1500 Industrials Index (the “External Metric”) and (2) performance targets tied to an internal company performance metric (the “Internal Metric”).

	Restricted Share Awards
Name	External Metric	Internal Metric	Total
Christopher Kearney	64,826	24,584	89,410
Robert Foreman	18,521	7,024	25,545
Jeremy Smeltser	14,817	5,619	20,436
Donald Canterna	14,817	5,619	20,436
David Kowalski	14,817	5,619	20,436

The External Metric grants have one tranche and vest at the end of the three-year period (beginning January 1, 2013, and ending December 31, 2015), based on Company total stockholder return relative to the S&P Composite 1500 Industrials Index as reported by Interactive Data Corporation (the “External Metric”).  The thirty day average value of Company stock and the External Metric will be used at the beginning and end of the measurement period to determine total stockholder return.  The number of shares of restricted stock that vest vary within ranges according to the performance achieved from 25% of target at threshold performance to 125% of target at maximum performance; there is no payout below threshold performance.

The Internal Metric grants are divided into three equal tranches. One tranche vests at the end of each of 2013, 2014, and 2015, but only if Company performance for the applicable year exceeds the performance targets established by the Compensation Committee of the Company’s Board of Directors pursuant to the SPX Corporation Executive Annual Bonus Plan.

Any cash dividends with respect to any shares of unvested restricted stock are deposited in the officer’s name in an escrow or similar account maintained by SPX for that purpose. These dividends are received by the officer only if and when the related shares of restricted stock vest. Dividends are forfeited if the restricted stock on which those dividends were paid is forfeited.

In the event of disability, death, or a change of control (as described in the agreements), unvested restricted stock will vest at the target level of performance (or fully, in the case of the Internal Metric grants).  In the event of retirement, unvested restricted stock will vest only if (and at the time that) the specified performance targets are achieved and vesting occurs for participants who remain actively employed by the Company.  These awards are subject to any compensation recovery policy adopted by the Company to comply with applicable law.

Item 8.01.             Other Events.

On December 18, 2012, the Nominating and Governance Committee of the Company’s Board of Directors approved the Form of Restricted Stock Agreement for Non-Employee Directors under the SPX Corporation 2002 Stock Compensation Plan, under which future stock awards to SPX Corporation non-employee directors will be made.  The Form is attached hereto as exhibit 10.3.  The Company anticipates first using this Form in connection with 2013 awards.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Performance-based Restricted Stock Agreement under the SPX Corporation 2002 Stock Compensation Plan

10.2	Form of Performance-based Restricted Stock Agreement under the SPX Corporation 2002 Stock Compensation Plan

10.3	Form of Time-Based Restricted Stock Agreement for Non-Employee Directors under the SPX Corporation 2002 Stock Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: January 4, 2013	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance-based Restricted Stock Agreement under the SPX Corporation 2002 Stock Compensation Plan

10.2	Form of Performance-based Restricted Stock Agreement under the SPX Corporation 2002 Stock Compensation Plan

10.3	Form of Time-Based Restricted Stock Agreement for Non-Employee Directors under the SPX Corporation 2002 Stock Compensation Plan